CONSENT OF ALSTON & BIRD LLP, COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 25 to the Registration Statement of Cook & Bynum Funds Trust on Form N-1A under the Securities Act of 1933, as amended.

Alston & Bird LLP

By: /s/ David J. Baum
A Partner

Washington, DC
January 26, 2021